                                                                   EXHIBIT 10.84

                                 FIRST AMENDMENT
                                       TO
                      SECOND RESTATED EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT (the "Amendment") is made and entered into as of January 1, 2004 by and between Countrywide Financial Corporation, a Delaware corporation (the "Employer") and Stanford L. Kurland ("Officer").

                                   WITNESSETH:

         WHEREAS, the Officer and Employer entered into a Second Restated Employment Agreement dated February, 28, 2003 (the "Employment Agreement"); and

         WHEREAS, the Officer and Employer wish to amend the Employment Agreement to reflect the Officer's new title, salary and perquisites; to provide for incentives based on Earnings Per Share ("EPS"); and, to extend the Term of the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

            1. Section 1, "Term," is hereby deleted and new Section 1 is inserted in its place as follows:

         "1. Term. Employer agrees to employ Officer and Officer agrees to serve Employer, in accordance with the terms hereof, for a term beginning on the Effective Date (as Defined in Section 8(c) hereof) and ending on December 31, 2008 (the "Expiration Date"), unless earlier terminated in accordance with the provisions hereof."

            2. Section 2, "Specific Position; Duties and Responsibilities, is hereby deleted and new Section 2 is inserted in its place as follows:

         "2. Specific Position; Duties and Responsibilities. Employer and Officer hereby agree that, subject to the provisions of this Agreement, Employer will employ Officer and Officer will serve Employer as Executive Managing Director, President and Chief Operating Officer of Employer and as Chief Executive Officer of Home Loans. Except as set forth in Section 5(d)(ii) hereof, Employer agrees that Officer's duties hereunder shall be the usual and customary duties of such offices or such other duties as may be designated from time to time by the Board consistent with his status as an executive officer of Employer. Any such duties shall be consistent with the provisions of the charter documents of Employer or applicable law. Officer shall have such executive power and authority as shall reasonably be required to enable him to discharge his duties in the offices that he may hold. All compensation paid to Officer by Employer or any of its subsidiaries shall be aggregated in determining whether Officer has received the benefits provided for herein.

            3. Section 4(a), "Base Salary," is hereby deleted and new Section 4 is inserted in its place as follows:

         "(a) Base Salary. (i) Effective January 1, 2004, Employer shall pay to Officer a base salary at the annual rate of $1,390,000 (the "Annual Rate"). In respect of the Fiscal Years ending in 2004, 2005, 2006, 2007 and 2008, the Compensation Committee of the Board (the "Compensation Committee") shall determine the annual increase in the Annual Rate, if any, based upon the recommendation of Angelo R. Mozilo (or, if he is no longer the Chairman of Employer, the then-serving Chairman of Employer). Any such increase shall be effective not later than April 1 of the Fiscal Year in which the increase is granted. Notwithstanding the foregoing, all amounts payable under this Section 4(a) that Employer reasonably determines not to be tax deductible under section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder (the "Code"), shall automatically be deferred under the terms of the Employer's Deferred Compensation Plan, as may be amended or replaced (the "Deferred Compensation Plan"), until such time that Officer is no longer employed by Employer or any of its subsidiaries. For purposes of this Agreement, the term "Fiscal Year" shall mean the period beginning on January 1 and ending on December 31 during the term of this Agreement."

            4. Section 4(c), Equity Incentive Compensation, is hereby amended by renumbering Section 4(c) to Section 4(c)(i) and inserting a new subsection 4(c)(ii) following 4(c)(i) as follows:

               "(ii) Employer shall grant to Officer equity incentive compensation in the form of an option to purchase 200,000 shares of Employer's common stock (the "Special Option Incentive"). The Special Option Incentive shall be granted on April 1, 2004 and such grant shall vest on October 1, 2008 unless sooner vested pursuant to the terms and conditions of an Option Agreement approved by the Compensation Committee substantially in the form of Appendix C.

            5. Section 4(h), "Country Club Memberships," is hereby deleted in its entirety and a new Section 4(h) is inserted in its place as follows:

      "(h) Country Club Membership. Employer shall pay or cause to be paid, on Officer's behalf, the full amount of membership fees for two country clubs as the Officer may designate. In addition, Employer shall reimburse Officer for all monthly club dues as well as for any Employer-related charges in accordance with Employer's normal policy regarding expense reimbursement."

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              COUNTRYWIDE FINANCIAL CORPORATION



                              By:  /s/Thomas H. Boone
                                   -------------------
                              Title: Senior Managing Director and Chief
                                     Administrative Officer

                              OFFICER:


                              /s/ Stanford L. Kurland
                              -----------------------
                              Stanford L. Kurland, in his individual capacity

                                   APPENDIX C

                        COUNTRYWIDE FINANCIAL CORPORATION

                               PERFORMANCE VESTED

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This "Agreement" is made as of April 1, 2004 between Countrywide Financial Corporation (the "Company") and you (the "Optionee"). The Option granted pursuant to this Agreement is not intended to be treated as an incentive stock option under section 422 of the Internal Revenue Code (the "Code").

         In accordance with the Countrywide Financial Corporation 2000 Equity Incentive Plan (the "Plan"), the Company has granted to the Optionee an Option to purchase all or any part of the number of shares common stock, par value $.05 per share ("Option Shares"), of the Company, as set forth on the Option Statement (the "Statement") linked electronically hereto upon the terms and conditions described in this Agreement, the Statement and the Plan. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

1. (A) GRANT AND VESTING OF OPTION. This Agreement along with the Statement evidences the Company's grant to the Optionee on the date stated above (the "Grant Date"), the right and option to purchase, on the terms and conditions described in this Agreement and in the Plan, all or any part of the number of Option Shares of common stock, at the price per share described in the Statement (the "Option") subject to the provisions of this Agreement and the Plan. The Option shall become exercisable if, and only if, both (i) the employee is employed by the Company on the vesting date and (ii) the Earnings Per Share ("EPS") goals of the Company have been attained pursuant to the following schedule:

 Cumulative Percentage of Shares
           Exercisable              Vesting Date*            Cumulative EPS Goals
           -----------              -------------            --------------------
               33%                  April 1, 2005      $6.00 (EPS for 2004 only)
               66%                  April 1, 2006      $13.00 (EPS for 2004 plus 2005)
               100%                 April 1, 2007      $20.00 (EPS for 2004,'05 plus '06)
    Remaining unvested shares       April 1, 2008      $27.00 (EPS for 2004, '05, '06 plus 2007

* provided Cumulative EPS Goals are achieved

The Option shall become fully exercisable on October 1, 2008 whether or not the Cumulative EPS Goals have been achieved. The Option shall expire at 5:00 p.m., central time, on the fifth anniversary of the Grant Date (the "Expiration Date").

2. METHOD OF EXERCISE. The exercise price of an Option shall be paid in the form of one or more of the following, as the Committee may specify, either through the terms of this Agreement or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Optionee for at least six (6) months, (c) other property deemed acceptable by the Committee, or (d) any combination of (a) through (c).

3.       TERMINATION OF OPTION AND ACCELERATION OF VESTING.

         (A) EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. An Option shall terminate upon or following an Optionee's termination of employment with the Company and its Subsidiaries as follows:

                  (i) In the event an Optionee's employment terminates for any reason other than death, Disability, Cause or Retirement, then the Optionee may at any time within three (3) months after his or her termination of employment and service as Nonemployee Director, exercise an Option to the extent, and only to the extent, the Option or portion thereof was exercisable at the date of such termination.

                  (ii) in the event the Optionee's employment terminates, other than as a result of death or Cause, and the Optionee returns to employment with the Company within three (3) months after the termination, the termination will have no effect on the Option and the Optionee shall have the same number of shares and the same vesting schedule set forth in this Agreement;

                  (iii) In the event the Optionee's employment terminates as a result of Disability, then the Optionee may at any time within one (1) year after such termination exercise such Option to the extent, and only to the extent, the Option or portion thereof was exercisable on the date of termination.

                  (iv) In the event an Optionee's employment terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised.

                  (v) In the event an Optionee dies while an employee of the Company or any Subsidiary or within three (3) months after termination as described in clause (i) above or within one (1) year after termination as a result of Disability as described in clause (iii) above or Retirement under clause (vi) below, then the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom the Optionee's rights pass by transfer or Beneficiary Designation, as the case may be, or, absent such a transfer or Beneficiary Designation, as the case may be, by the person or persons to whom such rights under the Option shall pass by will or the laws of descent and distribution; provided however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

                  (vi) In the event an Optionee's employment terminates as a result of Retirement, the Optionee may at any time within one (1) year after termination of service by reason of Retirement, exercise such Options to the extent, and only to the extent, the Options or portion thereof was exercisable at the date of such termination.

         (B) EFFECT OF A CORPORATE CHANGE. In the event of a Corporate Change,
(1) all Options outstanding on the date of such Corporate Change shall become immediately and fully exercisable and (2) an Optionee shall be permitted to surrender for cancellation within sixty (60) days after such Corporate Change, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) the greater of (i) the Fair Market Value, on the date preceding the date of surrender of the Option Shares subject to the Option or portion thereof surrendered, or (ii) the Adjusted Fair Market Value of the Option Shares subject to the Option or portion thereof surrendered over (y) the aggregate purchase price for such Option Shares under the Option or portion thereof surrendered; provided however, that in the case of an Option granted within six (6) months prior to the Corporate Change to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option.

4. NON-TRANSFERABILITY OF OPTION. The Option or portion thereof may be transferable or assignable to a member or members of the Optionee's "immediate family," as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Optionee's immediate family, or to a partnership or other entity whose only owners are members of the Optionee's immediate family (such transferee being a "Participant"), subject to the terms and conditions of the Plan. No Option granted under the Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner , other than pursuant to the Beneficiary Designation, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

5. RIGHTS OF THE OPTIONEE. No Optionee shall be deemed for any purpose to be the owner of any Option Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered the Option Shares to the Optionee and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Option Shares.

6. ADJUSTMENT. If the outstanding shares of common stock or other securities of the Company, or both, for which an Option is then exercisable or as to which an Option is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split or reverse stock split, combination of shares, recapitalization, or reorganization, the Committee or the Board shall appropriately and equitably adjust the number and kind of shares of common stock or other securities which are subject to the

Plan or subject to any Options theretofore granted, and the exercise or settlement prices of such Options, so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise or settlement price; provided, however, that such adjustment shall be made only to the extent that such adjustment will not affect the status of an Option intended to qualify as "performance based compensation" under Code section 162(m). If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of Options theretofore granted, the Optionee or Participant shall be entitled to purchase under such Options, in lieu of the number of shares of common stock as to which such Options shall then be exercisable, the number and class of shares of stock, securities, cash, property or other consideration to which the Optionee or Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee or Participant had been the holder of record of the number of shares of common stock as to which such Option is then exercisable.

7. WITHHOLDING. Subject to limitations set forth in the Plan, the Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as my be required by law to be withheld (the "Withholding for Taxes") with respect to any Option. If an Optionee is entitled to receive Option Shares upon exercise of an Option, the Optionee shall pay the Withholding for Taxes to the Company prior to the issuance of such Option Shares. Notwithstanding the preceding sentence, all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Optionee, in connection with the exercise of a Nonqualified Option, at the election of the Optionee or Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to an Option, or by the Optionee or Participant delivering previously owned shares of the Company's capital stock, in each case having a Fair Market Value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

8. AMENDMENTS AND TERMINATION. The Board (or a duly authorized committee of the Board) may amend, alter or discontinue the Plan at any time but, except as provided pursuant to the anti-dilution adjustment of the Plan, no such amendment shall, without the approval of the stockholders of the Company: (a) increase the maximum number of shares of common stock for which Options may be granted under the Plan; (b) reduce the price at which Options may be granted below the price provided for in Section 6.2 of the Plan; (c) reduce the exercise price of outstanding Options; (d) extend the term of this Plan; (e) change the class of persons eligible to be Participants; (f) impair the rights of any Optionee without such holder's consent.

9. BENEFICIARY DESIGNATION. The Optionee may file with the Company a written designation of a beneficiary or beneficiaries under the Plan on the form found in the Benefits Bookstore on HR Cafe and may from time to time revoke or amend any such designation. Any designation of beneficiary shall be controlling over any other disposition, testamentary or otherwise. Designating a beneficiary to exercise the Option at death may in some jurisdictions (e.g., California) enable the Optionee to avoid the inclusion of Options in the Optionee's probate estate at death. Such Options will, however, still be included in the Optionee's estate for estate tax purposes. If the Optionee does not make any designation, then the Optionee's Options will pass by will or by applicable laws of descent and distribution.

10. OPTIONEE STATEMENT AND MODIFICATIONS. The Option granted to the Optionee under this Agreement, the Grant Date, and its exercise price and vesting schedule with respect thereto, shall be set forth on the Statement. The Optionee hereby acknowledges and agrees that the Statement may be revised from time to time by the Company to reflect additional grants of Options, exercises of Options and any permitted modifications to the Plan and Options granted thereunder. Unless the Optionee provides written notice to the Company's Stock Option Administrator within thirty (30) days of receipt of the Statement at the principal office of the Company in Calabasas, California, or such other addresses as may be communicated to the Optionee, the Statement (including any revisions incorporated therein) shall be binding on the Optionee, without further notice to or acknowledgment by the Optionee. If no notice is received from the Optionee within the thirty (30) day period, then the Optionee shall be deemed to have acknowledged that the Statement is binding with respect to the information contained therein.

         IN WITNESS WHEREOF, by clicking the Accept Button below, the Optionee acknowledges acceptance of the terms and conditions of this Agreement.

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                              No, I do not accept
                If you do not accept, your grant will be voided.